Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2004 relating to the financial statements of Tredegar Corporation, which appears in Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

Richmond, Virginia
May 12, 2004